EX99.28(h)(25)(ii)

Amendment to the Master InterFund Lending Agreement

This Amendment is to the Master InterFund Lending Agreement dated April 27, 2015 ("Master Agreement"), by and among the series listed of JNL Series Trust, JNL Investors Series Trust, JNL Variable Fund LLC, JNL Strategic Income Fund LLC, Jackson Variable Series Trust and Curian Series Trust (each, a "Trust," and each portfolio series of the Trusts shall be referred to herein as a "Fund" and collectively as the "Funds") and Jackson National Asset Management, LLC and Curian Capital, LLC (each, an "Adviser").

Whereas, the Trusts and Advisers have entered into the Master Agreement by which certain Funds designated by the Advisers are permitted to participate in a joint lending and borrowing facility (the "InterFund Program").

Whereas, Curian Series Trust ("CST") ceased operations of its Funds on February 1, 2016.

Whereas, the investment advisory agreement between CST and Curian Capital, LLC ("Curian") has been terminated, effective February 2, 2016.

Whereas, the parties have agreed to amend the Master Agreement to remove CST and Curian as parties.

Whereas, pursuant to the terms and conditions of the Master Agreement, the Trusts entered into a Collateral Security Agreement, which is included as Schedule A to the Master Agreement, and the parties have agreed to amend Schedule A to remove CST as a party.

Now, Therefore, the parties hereby agree to amend the Master Agreement as follows:

1.	CST and Curian are hereby removed as parties to the Master Agreement, effective February 2, 2016.

2.	Schedule A is hereby deleted and replaced in its entirety with Schedule A, attached hereto.

3.	Except as specifically amended hereby, the Master Agreement shall remain in full force and effect in accordance with its terms.

4.
Each of the parties represents and warrants to the others that it has full authority to enter into this Amendment upon the terms and conditions hereof and that the individual executing this Amendment is duly authorized to bind the respective party to this Amendment.

In Witness Whereof, the parties hereto have caused this Amendment to be executed, effective as of February 2, 2016.

Jackson Variable Series Trust		JNL Series Trust JNL Investors Series Trust JNL Variable Fund LLC JNL Strategic Income Fund LLC

By:	/s/ Adam C. Lueck	By:	/s/ Kristen K. Leeman
Name:	Adam C. Lueck	Name:	Kristen K. Leeman
Title:	Assistant Secretary	Title:	Assistant Secretary

Curian Series Trust		Curian Capital, LLC

By:	/s/ Emily J. Bennett	By:	/s/ Weston B. Wetherell
Name:	Emily J. Bennett	Name:	Weston B. Wetherell
Title:	Assistant Secretary	Title:	SVP & General Counsel

Jackson National Asset Management, LLC

By:	/s/ Mark D. Nerud
Name:	Mark D. Nerud
Title:	President and Chief Executive Officer

SCHEDULE A

AMENDED AND RESTATED
COLLATERAL SECURITY AGREEMENT

This Collateral Security Agreement (this "Agreement") dated April 27, 2015, and Amended and Restated effective February 2, 2016, is by and among the series of JNL Series Trust, JNL Investors Series Trust, JNL Variable Fund LLC, JNL Strategic Income Fund LLC, and Jackson Variable Series Trust on the signature page hereto (each, a "Trust," and each portfolio series of the Trusts, a "Fund" and collectively, the "Funds").

Whereas, each Trust on behalf of the Funds has entered into a Master InterFund Lending Agreement dated as of April 27, 2015 (the "Master Agreement") by and among each Fund and Jackson National Management, LLC ("Adviser") in accordance with the terms of (i) the exemptive order from the U.S. Securities and Exchange Commission dated October 20, 2014 permitting the Funds to participate in a joint lending and borrowing facility; and (ii) the InterFund Lending Procedures, as in effect from time to time, for Loans by and among each Borrower and Lender (as such terms are defined in the Master Agreement);

Now Therefore, each Borrower, in consideration of Loans heretofore, now or from time to time hereafter made, given or extended to the Borrower by a Lender, hereby agrees with the respective Lender as follows:

1. Capitalized terms used herein which are not otherwise defined herein shall have the respective meanings ascribed thereto in the Master Agreement.

2. Effective upon the transfer of collateral, pursuant to Section 3.11 of the Master Agreement, or as provided herein, to an account owned or controlled by a Lender, in order to secure the payment of any and all Loans heretofore, now or from time to time hereafter made, given or extended to a Borrower by the Lender under and pursuant to the Master Agreement and all interest, fees and other amounts owing or arising thereunder (which obligations shall hereinafter be referred to collectively as the "Secured Liabilities" and each individually as a "Secured Liability"), the Borrower hereby grants to the Lender, a security interest in (i) any and all securities and other instruments owned by the Borrower which have been or at any time shall be delivered to the Lender or its custodian by or on behalf of the Borrower or have or at any time shall otherwise come into the possession, custody or control of the Lender or its custodian, including securities and other instruments held in depository trust companies and other institutions and clearing agencies in segregated accounts in the name of the Lender; (ii) all right, title, interest and power (including the power of hypothecation and disposition) of the Borrower in, or in respect of any and all securities and other instruments owned by the Borrower which have or at any time shall come into the possession, custody or control of the Lender or its custodian in any way for any purpose whatsoever, whether or not the Lender shall have accepted said property for the purpose or purposes for which said property was delivered to or otherwise caused to come into the possession, custody or control of the Lender or its custodian; and (iii) all proceeds of any of the foregoing. All property shall be deemed to be in the possession, custody or control of the Lender as soon as it is transferred to the Lender or its custodian or if the Lender and the Borrower enter into a control agreement satisfactory to the Lender with the Borrower's custodian or if the collateral is held in the name of the Lender or in an account in the name of the Lender. If the Lender shall at any time deem itself insecure in respect of any Secured Liability, the Borrower will deliver to the Lender or its custodian upon demand additional collateral owned by the Borrower satisfactory to the Lender. The term "collateral" as hereinafter used shall mean and include the securities and other instruments, together with proceeds of the securities and other instruments, and any and all property, rights, titles, powers, sums, receivables or claims which by virtue of the provisions of this Agreement are or shall be at the time in question subject to a security interest in favor of the Lender.  At the time the collateral becomes subject to the lien and security interest created by this Agreement, the Borrower will be the sole, direct, legal and beneficial owner thereof, free and clear of any lien, security interest, encumbrance, claim, option or right of others except for the security interest created by this Agreement.  The pledge of the collateral pursuant to this Agreement creates a valid and perfected first priority security interest in the collateral, securing the payment and performance when due of the Secured Liabilities.

The Borrower shall, at its own cost and expense, defend title to the collateral and the first priority lien and security interest of the Lender therein against the claim of any person claiming against or through the Borrower and shall maintain and preserve such perfected first priority security interest until released by the Lender or in accordance with the terms hereof.  The Borrower will not sell, offer to sell, dispose of, convey, assign or otherwise transfer, grant any option with respect to, restrict, or grant, create, permit or suffer to exist any mortgage, pledge, lien, security interest, option, right of first offer, encumbrance or other restriction or limitation of any nature whatsoever on, any of the collateral or any interest therein except as expressly provided for herein or with the prior consent of the Lender.

3. Upon the occurrence and during the continuance of an Event of Default, or any time or times thereafter and subject to Section 7.2 of the Master Agreement, (i) the Lender may exercise any and all rights and remedies (a) granted to the Lender by the Uniform Commercial Code as in effect in the state of Delaware or otherwise allowed at law, and/or (b) otherwise provided by this Agreement or the Master Agreement, and (ii) any and all Secured Liabilities of the Borrower shall, at the option of the Lender, become due and payable without notice or demand, notwithstanding any credit or time allowed to the Borrower by any instrument or other document evidencing the same or otherwise.

4. Upon the occurrence and during the continuance of an Event of Default, and subject to Section 7.2 of the Master Agreement, the Lender shall have full power and authority to sell any or all of the collateral of the Borrower. Except as required by law, such sale or other disposition may be made without advertisement or any notice to the Borrower or to any other person. Where reasonable notification of the time or place of such sale or other disposition is so required, such requirement shall be met if such notice is given in the manner prescribed in Paragraph 10 hereof at least five (5) days before the time of such sale or other disposition to each person entitled to such notice, addressed, if to the Borrower, in the manner specified in said Paragraph 10, or, if to any person, to such person at such person's last address known to the Lender.  After deducting all costs and expenses of collection, storage, custody, sale or other disposition and delivery (including legal costs and reasonable attorneys' fees) and all other charges against the collateral, the residue of the proceeds of any such sale or other disposition shall be applied to the payment of any and all of the Secured Liabilities, due or to become due, in such order of preference as the Lender may determine, proper allowance for interest on liabilities not then due being made, and, unless otherwise provided by law, any surplus shall be returned to the Borrower.

5. The Borrower will pay when due all taxes, assessments, liens, premiums or other charges against the collateral and, if the Borrower and the Lender agree it is appropriate, the Borrower will fully insure the same in favor and to the satisfaction of the Lender against loss by any risk to which the collateral or any part thereof may be subject and will on demand deposit with the Lender the policies covering any such insurance. Although under no obligation to do so, the Lender may at any time and from time to time pay any taxes, assessments, liens, premiums or other charges against the collateral, and may insure the same or otherwise protect the value thereof and the property represented thereby, and in such event all expenditures so incurred shall be chargeable to the Borrower and secured by the collateral of the Borrower. The Lender shall be under no obligation to take any steps necessary to preserve rights in any collateral against prior parties but may do so at its option. Upon the occurrence and during the continuance of an Event of Default, and subject to Section 7.2 of the Master Agreement, the Lender may at any time and from time to time transfer into its own name or that of its nominee any securities constituting part of the collateral of the Borrower and receive the income thereon and hold the same as additional collateral or apply it to the payment of any or all of the Secured Liabilities and may at any time notify the obligor(s) on any collateral to make payment of the Lender of any amounts due or to become due thereon.

6. Upon the occurrence and during the continuance of an Event of Default, and subject to Section 7.2 of the Master Agreement, the Lender may, at any time and from time to time, transfer or assign the whole or any part of any Secured Liability and may transfer therewith, or assign to and set apart for the account of the transferee or assignee thereof, in either event as security therefor, the whole or any part of the collateral of the Borrower. If the Lender does so transfer or assign and set apart the whole or any part of the collateral, the transferee or assignee thereof, without notice to the Borrower, shall thereupon become vested with, and may thereafter exercise, every right and power hereby given to the Lender in respect thereof, and the Lender shall thereafter be forever relieved and fully discharged from any liability or responsibility in respect thereof, except that the Lender shall continue to use reasonable care in the custody and preservation of any collateral so assigned and set apart while such collateral remains in the possession of the Lender. Such transferee or assignee shall have no right or power in respect of any part of the collateral not so transferred or assigned and set apart, in respect whereof the Lender shall retain all rights and powers hereby given in respect thereof.

7. Except as provided in Paragraphs 4, 5 and 6 hereof, the Lender shall at no time transfer or assign the whole or any part of any Secured Liability or assign, transfer or set aside the whole or any part of the collateral held in security therefor except to an assignee of the Loans secured thereby.

8. Upon the request of the Borrower following the payment in full of all Secured Liabilities, the Lender shall (i) return or cause to be returned to the Borrower all collateral which shall remain in the possession, custody or control of the Lender or its custodian at such time, and (ii) shall deliver to the Borrower such instruments, UCC termination statements and other documents, and provide for delivery of such instructions to the custodian, in each case as the Borrower may reasonably request for the purpose of releasing (in fact and as a matter of record) the security interest created by this Agreement.

9. Except as is otherwise expressly provided herein, by the Master Agreement, or by law, the Borrower waives all demands and notices in connection with this Agreement or the enforcement of the Lender's rights hereunder and also waives presentment, demand, notice, protest and all other demands and notices in connection with any Secured Liability or the enforcement of the Lender's rights with respect thereto and hereby consents that the time of payment of any Secured Liability may be extended from time to time and that no such extension or other indulgence granted to any other party primarily or secondarily liable on any Secured Liability, no discharge or release of any such party and no substitution, release or surrender of collateral of the Borrower shall discharge or otherwise affect the liability of the Borrower on or in respect of any Secured Liability. No delay or omission on the part of the Lender in exercising any right hereunder shall operate as a waiver of such right on any one occasion and shall not be construed as a bar to or waiver of any such right on any future occasion.

10. Any demand upon or notice to the Borrower permitted or required hereunder shall be sufficient if, and effective when, deposited in the mails, postage prepaid, addressed to the Borrower at 225 West Wacker Drive, Suite 1200, Chicago, Illinois 60606 or at such other address as the Borrower may furnish to the Lender as the address to which such demands, notices or other communications addressed to the Borrower shall be mailed or forwarded.

11. This Agreement may be terminated by the Borrower giving written notice of such termination to the Lender, provided, however, that such termination shall not be effective unless and until all loans and Secured Liabilities (including those contingent or not yet due) existing as of the time of receipt of such notice by the Lender have been paid in full and the Master Agreement is terminated or Borrower is no longer party thereto.

12. The Borrower will pay on demand all costs and expenses (including legal costs and reasonable attorneys' fees) incurred or paid by the Lender in collecting any loan or Secured Liability upon any default in respect thereof, and all costs and expenses so incurred shall be secured by the collateral.

13. This Agreement shall inure to the benefit of the Lender, its successors and assigns, and shall be binding upon the Borrower, its successors and assigns; provided, that the Borrower shall not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Lender.

14. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

15. For JNL Series Trust, JNL Investors Series Trust, and Jackson Variable Series Trust, a copy of the Declaration of Trust is on file with the Secretary of the Commonwealth of Massachusetts. For JNL Variable Fund LLC and JNL Strategic Income Fund LLC, a copy of the Certificate of Formation is on file with the Secretary of State of the state of Delaware.  Notice is hereby given that this instrument is executed on behalf of the Trustees of each Trust and not individually and that the obligations of or arising out of this instrument are not binding upon any of the Trustees, officers or shareholders individually but are binding only upon the assets and property of the applicable Fund.

In Witness Whereof, the parties hereto have caused this Agreement to be executed, effective as of February 2, 2016.

Jackson Variable Series Trust		JNL Series Trust JNL Investors Series Trust JNL Variable Fund LLC JNL Strategic Income Fund LLC

By:	/s/ Adam C. Lueck	By:	/s/ Kristen K. Leeman
Name:	Adam C. Lueck	Name:	Kristen K. Leeman
Title:	Assistant Secretary	Title:	Assistant Secretary

Curian Series Trust

By:	/s/ Emily J. Bennett
Name:	Emily J. Bennett
Title:	Assistant Secretary